                                 FIXED INTEREST NOTE

                                   PROMISSORY NOTE

$61,457,500                                            Dated: November 4, 1999

              FOR VALUE RECEIVED, CASTLE & COOKE NORTH AMERICAN COMMERCIAL, LLC ("BORROWER"), a Hawaii limited liability company, having its principal place of business at 10900 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024, promises to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("LENDER"), a New York corporation, or order, at Lender's offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of $61,457,500 (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the "PRINCIPAL"), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this "NOTE") through and including December 1, 2009 (the "MATURITY DATE") at the fixed rate of seven and 66/100ths percent
(7.66%) per annum (the "FIXED INTEREST RATE").   All interest hereunder shall
be calculated on the basis of a 30-day month and a 360-day year.

       This Note is secured by, among other things, (a) that certain Deed To Secure Debt, Assignment of Leases and Rents and Security Agreement, dated the date of this Note, made by Borrower for the benefit of Lender conveying first priority security title to certain real property located in Atlanta, Georgia, as more particularly described therein (the "GEORGIA SECURITY DEED"), as a first lien thereon, (b) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated the date of this Note, made by Borrower for the benefit of Lender encumbering certain real property located in Raleigh, North Carolina, as more particularly described therein (the "RALEIGH DEED OF TRUST"), as a first lien thereon, (c) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated the date of this Note, made by Borrower for the benefit of Lender encumbering certain real property located in Cornelius, North Carolina, as more particularly described therein (the "CORNELIUS DEED OF TRUST"), as a first lien thereon, and (d) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated the date of this Note, made by Borrower for the benefit of Lender encumbering certain real property located in Tempe, Arizona, as more particularly described therein (the "ARIZONA DEED OF TRUST"), as a first lien thereon. All capitalized terms not expressly defined in this Note will have the definitions set forth in the Georgia Security Deed, Raleigh Deed of Trust, Cornelius Deed of Trust and Arizona Deed of Trust.


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       SECTION 1.  PAYMENTS OF PRINCIPAL AND FIXED INTEREST.

       (a) Borrower will make monthly installment payments ("DEBT SERVICE PAYMENTS") as follows:

              (i) On December 1, 1999, a payment of accrued interest on the Principal at the Fixed Interest Rate; and

              (ii) On January 1, 2000, and on the first day of each succeeding calendar month through and including December 1, 2009, payments in the amount of $449,501.27, each of which will be applied first to accrued interest on the Principal at the Fixed Interest Rate and then to the Principal.

       (b) On the Maturity Date, Borrower will pay the unpaid Principal in full together with accrued interest thereon at the Fixed Interest Rate and all other amounts due under the North Carolina Loan Documents.

       SECTION 2.  PREPAYMENT PROVISIONS.

       (a)    The following definitions apply:

              "BASIS POINT" means one-one hundredth (1/100) of one percent (1%).

              "DISCOUNT RATE" means the yield on a U.S. Treasury issue selected by Lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

              "DEFAULT DISCOUNT RATE" means the Discount Rate less 300 Basis Points.

              "DISCOUNTED VALUE" means the Discounted Value of a Note Payment based on the following formula:

           NP
       ----------
                 n
       (1 + R/12)    =  Discounted Value

       NP     =         Amount of Note Payment

       R      =         Discount Rate or Default Discount Rate as the case may
                        be.

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           NP
       ----------
                 n
       (1 + R/12)    =  Discounted Value

       NP     =         Amount of Note Payment

       R      =         Discount Rate or Default Discount Rate as the case may
                        be.

       n      =         The number of months between the date of prepayment and
                        the scheduled date of the Note Payment being discounted rounded to the nearest integer.

              "NOTE PAYMENTS" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

              "PREPAYMENT DATE PRINCIPAL" means the Principal on the date of prepayment.

       (b) Neither this Note nor any Other Note (as hereinafter defined) may be prepaid in full or in part before December 1, 2002. Commencing on December 1, 2002, provided there is no Event of Default, Borrower may prepay both this Note and the Other Notes together in full, but not in part, on the first day of any calendar month, upon 90 days prior notice to Lender and upon payment in full of the Debt which will include a payment (the "PREPAYMENT PREMIUM") equal to the greater of (i) an amount equal to the product of 1% times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 90 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents.

       (c) After an Acceleration or upon any other prepayment not permitted by the North Carolina Loan Documents, any tender of payment of the
amount necessary to satisfy the Debt accelerated, any   judgment or decree of
foreclosure, any statement of the amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include a payment (the "EVASION PREMIUM") equal to the greater of (i) an amount equal to the product of 1% plus 300 Basis Points times the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

       (d)    Borrower acknowledges that:

              (i)    A prepayment will cause damage to Lender;

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              (ii)   The Prepayment Premium and Evasion Premium are intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

              (iii) It will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the North Carolina Loan Documents; and

              (iv) The Prepayment Premium and Evasion Premium represent Lender and Borrower's reasonable estimate of Lender's damages for the prepayment and are not penalties.

       Borrower agrees to an effective rate of interest which is the rate stated in this Note plus any additional sums or charges provided for herein or in the Arizona Deed of Trust or incident to the transaction of which this Note forms a part which are or may be deemed to be interest under applicable Arizona law, and acknowledges that such rate of interest does not exceed the maximum lawful rate for loans of this type.

       SECTION 3.  EVENTS OF DEFAULT:

       (a)    It is an "EVENT OF DEFAULT" under this Note:

              (i) If Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days; or

              (ii)   If an Event of Default occurs under any other Loan
       Document; or

              (iii) If an Event of Default (as defined therein) occurs under the Other Notes or any of the other documents and instruments securing or pertaining to the Other Notes.

       (b) If an Event of Default occurs, Lender may declare all or any portion of the Debt immediately due and payable ("ACCELERATION") and exercise any of the other Remedies.

       SECTION 4. DEFAULT RATE. Interest on the Principal will accrue at the Default Interest Rate of 5% per annum over the Fixed Interest Rate from the date an Event of Default occurs until cured.

       SECTION 5.  LATE CHARGES.

       (a) If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 5 days or more or fails to pay any amount due under the North Carolina

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Loan Documents on the Maturity Date, Borrower agrees to pay to Lender an amount (a "LATE CHARGE") equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

       (b)    Borrower acknowledges that:

              (i)     A delinquent payment will cause damage to Lender;

              (ii) The Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

              (iii) It will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by the delinquency; and

              (iv) The Late Charge represents Lender and Borrower's reasonable estimate of Lender's damages from the delinquency and is not a penalty.

       SECTION 6.  LIMITATION OF LIABILITY.   Notwithstanding anything in
this Note to the contrary, this Note is subject to the limitations on liability set forth in the Article of the Georgia Deed To Secure Debt, Raleigh Deed of Trust, Cornelius Deed of Trust, and Arizona Deed of Trust entitled "LIMITATION OF LIABILITY" which are incorporated herein by this reference as though fully set forth herein

       SECTION 7.  WAIVERS.   IN ADDITION TO THE WAIVERS SET FORTH IN THE
ARTICLE OF THE GEORGIA SECURITY DEED, RALEIGH DEED OF TRUST, CORNELIUS DEED OF TRUST, AND ARIZONA DEED OF TRUST ENTITLED "WAIVERS", BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE DEBT OR ENFORCEMENT OF THE LOAN DOCUMENTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

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       SECTION 8.  COMMERCIAL LOAN.  The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

       SECTION 9. USURY LIMITATIONS. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest and the following shall apply to the extent permitted by such Laws. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the North Carolina Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

       SECTION 10. APPLICABLE LAW. This Note is governed by and will be construed in accordance with the Laws of the State of California, without regard to conflict of law provisions.

       SECTION 11. TIME OF THE ESSENCE. Time is of the essence with respect to the payment and performance of the Obligations.

       SECTION 12. CROSS-DEFAULT WITH OTHER NOTES. A default under (a) that certain Promissory Note, dated as of even date herewith, executed by CASTLE & COOKE IWILEI PROPERTIES, LLC, a Hawaii limited liability company, and payable to the order of Lender in the principal amount of $13,375,000, (b) that certain Promissory Note dated as of even date herewith, executed by CASTLE & COOKE BAKERSFIELD, INC., a California corporation, and payable to the order of Lender in the principal amount of $23,167,500 (each such Promissory Note, other than this Note, being referred to as an "OTHER NOTE", and collectively as the "OTHER NOTES"), or (c) under any loan document related to such Other Note, constitutes a default under this Note and under the other North Carolina Loan Documents. When the default under any Other Note becomes an Event of Default under such Other Note or the related loan documents, an Event of Default also will exist under this Note and the other North Carolina Loan Documents.

       SECTION 13. CONSTRUCTION. Unless expressly provided otherwise in this Note, this Note will be construed in accordance with the Exhibit attached to the Georgia Security Deed, Raleigh Deed of Trust, Cornelius Deed of Trust, and Arizona Deed of Trust entitled "RULES OF CONSTRUCTION".

       SECTION 14.  MORTGAGE PROVISIONS INCORPORATED.   To the extent not
otherwise set forth in this Note, the provisions of the Articles of the Georgia Security Deed, Raleigh Deed of Trust,

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Cornelius Deed of Trust, and Arizona Deed of Trust entitled "EXPENSES AND
DUTY TO DEFEND", "WAIVERS", "NOTICES", and "MISCELLANEOUS" are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

       SECTION 15.  JOINT AND SEVERAL LIABILITY; SUCCESSORS AND ASSIGNS.   If
more than one Borrower is executing this Note (other than the constituent members or partners of a single Borrower), the obligations and liabilities of each such entity will be joint and several. This Note binds Borrower and successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

       SECTION 16. ABSOLUTE OBLIGATION. Except as set forth or referred to in Section 6 of this Note entitled "LIMITATION OF LIABILITY", no reference in this Note to the other North Carolina Loan Documents and no other provision of this Note or of the other North Carolina Loan Documents will impair or alter the obligation of Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

       SECTION 17. COSTS AND EXPENSES. Borrower promises and agrees to pay immediately upon demand all out-of-pocket costs and expenses of Lender actually incurred in the enforcement of Lender's rights and remedies under this Note and the other North Carolina Loan Documents, including, without limitation, reasonable attorneys' fees, court costs and title search expenses. "Reasonable attorneys' fees" shall mean for the purposes of this Note and the other documents evidencing and securing this Note, attorneys' fees computed at the normal hourly rate of Lender's attorneys rather than, if applicable, any statutory presumption of 15% of the principal indebtedness owed.

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       IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.


                            CASTLE & COOKE NORTH AMERICAN COMMERCIAL, LLC, a Hawaii limited liability company

                            By:    Lana'i Company, Inc.,
                                   a Hawaii corporation
                                   Its Managing Member


                            By:____________________________________________

                            Its:____________________________________________


                            By:____________________________________________

                            Its:____________________________________________

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